THIS LETTER OF TRANSMITTAL (PRINTED ON YELLOW PAPER) IS FOR USE BY PERSONS WHO WISH TO ACCEPT THE OFFER (AS DEFINED HEREIN) BY AURORA CANNABIS INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF CANNIMED THERAPEUTICS INC., INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING (INCLUDING UPON THE EXERCISE, EXCHANGE OR CONVERSION OF ANY CONVERTIBLE SECURITIES) AFTER THE DATE OF THE OFFER, BUT BEFORE THE EXPIRY TIME (AS DEFINED HEREIN).

THIS LETTER OF TRANSMITTAL MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY, THE LAUREL HILL ADVISORY GROUP COMPANY. IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

PLEASE READ THE ACCOMPANYING OFFER AND CIRCULAR (AS DEFINED HEREIN) BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

LETTER OF TRANSMITTAL

TO DEPOSIT COMMON SHARES OF

CANNIMED THERAPEUTICS INC.

Pursuant to the offer, dated November 24, 2017 made by

AURORA CANNABIS INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 PM (PACIFIC TIME) ON FRIDAY, MARCH 9, 2018 (THE “EXPIRY TIME”) UNLESS THE OFFER IS ACCELERATED, EXTENDED, OR WITHDRAWN BY THE OFFEROR.

USE THIS LETTER OF TRANSMITTAL IF:

1.	YOU WISH TO ACCEPT THE OFFER AND ARE DEPOSITING A PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT(S); OR

2.	YOU PREVIOUSLY DEPOSITED CANNIMED SHARES PURSUANT TO A NOTICE OF GUARANTEED DELIVERY (IN THE FORM ACCOMPANYNG THE OFFER AND CIRCULAR).

COMMON SHAREHOLDERS WHO HAVE ACCEPTED THE OFFER THROUGH A BOOK-ENTRY TRANSFER WILL BE DEEMED TO HAVE COMPLETED AND SUBMITTED A LETTER OF TRANSMITTAL (IN THE FORM HEREOF) AND WILL BE BOUND BY THE TERMS HEREOF.

This letter of transmittal (the “Letter of Transmittal”) is to be used by registered shareholders (the “CanniMed Shareholders”) of common shares (the “CanniMed Shares”) of CanniMed Therapeutics Inc. (“CanniMed” or the “Company”) to accept the offer (the “Offer”) made by Aurora Cannabis Inc. (the “Offeror” or “Aurora”) to purchase, upon and subject to the terms and conditions of the Offer, all of the issued and outstanding CanniMed Shares (including any CanniMed Shares that may become issued and outstanding upon exercise of convertible securities after the date of the Offer but before the Expiry Time), as set out in the Offer and accompanying Take-Over Bid Circular of Aurora dated November 24, 2017 (together, the “Offer and Circular”), and to facilitate the deposit of CanniMed Shares pursuant to the Offer.

The terms and conditions of the Offer and Circular are incorporated by reference in this Letter of Transmittal and capitalized terms used but not defined in this Letter of Transmittal have the respective meanings set out in the Offer and Circular.

This Letter of Transmittal is to be used by CanniMed Shareholders only and is NOT to be used by beneficial holders of CanniMed Shares (each, a “Beneficial Shareholder”). A Beneficial Shareholder does not have CanniMed Shares registered in his, her or its name; rather, such CanniMed Shares are held by an intermediary or clearing agency such as CDS & Co. (each, an “Intermediary”). If you are a Beneficial Shareholder you should contact your Intermediary for instructions and assistance in receiving the consideration for your CanniMed Shares.

On the Effective Date, CanniMed Shareholders will be entitled to receive, in exchange for each CanniMed Share, 4.52586207 common shares of the Offeror (the “Aurora Shares”), subject to: (a) adjustment in accordance with the terms and conditions of the Offer, and (b) the Cap Price of $24.00 per CanniMed Share. (The Aurora Shares issuable in exchange for CanniMed Shares pursuant to the Offer are sometimes collectively referred to herein as the “Consideration”). CanniMed Shareholders are not entitled to receive fractional Aurora Shares in connection with the Offer and the number of Aurora Shares issuable to each CanniMed Shareholder pursuant to the Offer will be either rounded down to the nearest whole number (if the fractional interest is less than 0.5) or up to the nearest whole number (if the fractional interest is 0.5 or higher).

The Offer is subject to, among other things, the receipt of more than 66 2/3% of the CanniMed Shares validly tendered to the Offer and not withdrawn.

CanniMed Shareholders who wish to accept the Offer must, prior to the Expiry Time, complete and execute this Letter of Transmittal and tender it, or a manually executed facsimile thereof, together with the certificate(s) or DRS Statement(s) representing the CanniMed Shares and any other documents required by this Letter of Transmittal, to Laurel Hill Advisory Group Company, the depositary for the Offer (in such capacity, the “Depositary and Information Agent”), at the offices of the Depositary and Information Agent set out on the back page of this Letter of Transmittal. Detailed rules and instructions are set out below in this Letter of Transmittal. Alternatively, the CanniMed Shareholders may accept the Offer by:

(a)	following the procedures for book-entry transfer of the CanniMed Shares described in Section 3 of the Offer, “Manner of Acceptance – Procedure for Book-based Transfer”; or

(b)

following the procedures for guaranteed delivery described in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, using the accompanying Notice of Guaranteed Delivery (printed on green paper) or a manually executed facsimile thereof.

CanniMed Shareholders who wish to accept the Offer will not be required to pay any fee or commission if they tender their CanniMed Shares directly to the Depositary and Information Agent. See Section 3 of the Offer, “Manner of Acceptance”.

Aurora will pay for CanniMed Shares validly deposited under the Offer and not withdrawn by providing a treasury direction to the Offeror’s transfer agent, Computershare Trust Company of Canada (“Computershare”), to issue a sufficient number of Aurora Shares for transmittal to depositing CanniMed Shareholders. Under no circumstances will interest accrue or be paid by Aurora or the Depositary and Information Agent to persons depositing CanniMed Shares on the purchase price of CanniMed Shares purchased by Aurora, regardless of any delay in making such payment. The Depositary and Information Agent will act as the agent of persons who have deposited CanniMed Shares in acceptance of the Offer for the purposes of receiving payment from Aurora and transmitting payment to such persons, and receipt of payment by the Depositary and Information Agent shall be deemed to constitute receipt thereof by persons depositing CanniMed Shares.

PLEASE READ THE OFFER AND CIRCULAR, AND THE INSTRUCTIONS SET OUT BELOW CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS AS SET FORTH HEREIN WILL NOT CONSTITUTE A VALID DELIVERY. IF SHARES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH DIFFERENT REGISTERED OWNER. SEE INSTRUCTION #9.

NOTICE TO U.S. SHAREHOLDERS

The exchange offer is made for the securities of a company formed outside of the United States. The Offer is subject to disclosure requirements of Canada that are different from those of the United States. Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with Canadian accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal Securities Laws, since the Offeror is located in Canada, and some or all of its officers or directors may be residents of Canada or another country outside of the United States. You may not be able to sue a Canadian company or its officers or directors in a court in Canada or elsewhere outside of the United States for violations of U.S. Securities Laws. It may be difficult to compel a Canadian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Offeror may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE HOLDERS OF CANNIMED SHARES RESIDE AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES.

LETTER OF TRANSMITTAL

TO:	Aurora Cannabis Inc. and Laurel Hill Advisory Group Company

DEPOSIT OF COMMON SHARE CERTIFICATES

The undersigned certifies that the undersigned has read the instructions set out herein before completing this Letter of Transmittal and upon the terms and subject to the conditions set forth in the Offer, the undersigned hereby deposits with the Depositary and Information Agent for transfer in exchange for the Consideration, the enclosed certificate(s) or DRS Statement(s) (if applicable) representing CanniMed Shares, details of which are as follows: (Please print or type)

Box 1
DESCRIPTION OF COMMON SHARE CERTIFICATES DEPOSITED
Certificate Number(s) (if applicable)*	Name in which CanniMed Shares are Registered (Please fill in exactly as name(s) appear on certificate(s))**	Number of CanniMed Shares Represented by Certificate OR DRS Statement***

TOTAL:

(If space is not sufficient, please attach a list in the above form.)

[ ]	Some or all of my CanniMed Share certificates have been lost, stolen or destroyed. Please review Instruction #6 for the procedure to replace lost or destroyed certificates. (Check box if applicable.)

*	A certificate number does not need to be provided if the CanniMed Shares are represented by a DRS Statement. (See Instruction 8.)

**

If CanniMed Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered CanniMed Shareholder. See Instructions 2 and 9 of this Letter of Transmittal.

***	The total number of CanniMed Shares evidenced by all certificates or DRS Statements delivered will be deemed to have been deposited.

It is understood that, upon receipt of this Letter of Transmittal validly completed and duly signed, the certificate(s)/Direct Registration System (the “DRS”) Statement(s) representing the CanniMed Shares deposited herewith (the “Deposited CanniMed Shares”) and any other required documentation, and following the Effective Date, the Depositary and Information Agent will send to the undersigned, in accordance with the delivery instructions provided in Box “A” or “B” below, a DRS Statement in respect of the Aurora Shares that the undersigned is entitled to receive under the Offer or hold such DRS Statement in respect of the Aurora Shares for pick-up in accordance with the instructions set out below, and the certificate(s)/DRS Statement(s) representing the Deposited CanniMed Shares will forthwith be transferred to Aurora and cancelled.

The undersigned holder of CanniMed Shares hereby:

1.	acknowledges receipt of the Offer and Circular, and acknowledges entering into a binding agreement between the undersigned and Aurora in accordance with the terms and conditions of the Offer;

2.	transmits herewith the certificate(s) or DRS Statement(s) representing the Deposited CanniMed Shares described above for transfer under the Offer;

3.

surrenders to Aurora, effective on and after the date that Aurora takes up and pays for the CanniMed Shares, all right, title and interest in and to all of the Deposited CanniMed Shares evidenced by the certificate(s) or DRS Statement(s) transmitted herewith and irrevocably approves, constitutes and appoints each officer of Aurora and any other Person designated by Aurora in writing (each an "Appointee") as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution and re-substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), of the undersigned with respect to the Deposited CanniMed Shares:

(a)	to register or record the transfer and/or cancellation of the Deposited CanniMed Shares on the appropriate register maintained by or on behalf of the Company;

(b)

for so long as any Deposited CanniMed Shares are registered or recorded in the name of such CanniMed Shareholder (whether or not they are now so registered or recorded), to exercise any and all rights of such CanniMed Shareholder, including the right to vote, to execute and deliver any and all instruments of proxy, authorizations or consents (in form and on terms satisfactory to Aurora) in respect of any or all Deposited CanniMed Shares, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any Person or Persons as the proxy of such CanniMed Shareholder in respect of the Deposited CanniMed Shares for all purposes, including in connection with any meeting or meetings of holders of relevant securities of the Company (whether annual, special or otherwise or any adjournment or postponement thereof, including any meeting to consider a Subsequent Acquisition Transaction);

(c)

to execute, endorse and negotiate, for and in the name of and on behalf of such CanniMed Shareholder, any and all cheques or other instruments representing any Distribution (as defined below) payable to or to the order of, or endorsed in favour of, such CanniMed Shareholder; and (d) to exercise any other rights of a holder of the CanniMed Shares;

4.

acknowledges that the delivery of the Deposited CanniMed Shares shall be effected, and the risk of loss to such Deposited CanniMed Shares shall pass, only upon proper receipt thereof by the Depositary and Information Agent;

5.

revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited CanniMed Shares and agrees that no subsequent authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise will be granted with respect to the Deposited CanniMed Shares;

6.

agrees not to vote any of the Deposited CanniMed Shares taken up and paid for under the Offer at any meeting of holders of CanniMed Shares (whether annual, special or otherwise or any adjournment or postponement thereof) and not to exercise any other rights or privileges attached to such Deposited CanniMed Shares, or otherwise act with respect thereto. The undersigned agrees to execute and deliver to Aurora, at any time and from time to time, as and when requested by, and at the expense of, Aurora, any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to Aurora, in respect of any such Deposited CanniMed Shares. The undersigned further agrees to designate in any such instruments of proxy, the Person or Persons specified by Aurora as the proxyholder of the undersigned in respect of all or any such Deposited CanniMed Shares;

7.

acknowledges and agrees that, subject to the terms and conditions of the Offer and, in particular, to the Deposited CanniMed Shares being validly withdrawn by or on behalf of the undersigned CanniMed Shareholder, and except as provided below, by accepting the Offer using the procedures set out in the Offer, the undersigned CanniMed Shareholder irrevocably assigns to Aurora, and Aurora will thereby acquire, free and clear of all liens, restrictions, charges, encumbrances, claims, adverse interests, equities and rights of others, all of the rights and benefits of such CanniMed Shareholder in and to the Deposited CanniMed Shares tendered to the Depositary and Information Agent under the Offer and in and to all rights and benefits arising from such Deposited CanniMed Shares, including any and all dividends, distributions, payments, securities, property and other interests (collectively, "Distributions" and each individually a "Distribution"), which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited CanniMed Shares, or any of them, on or after November 24, 2017 (being the date of the Offer), including any dividends, distributions or payments on such Distributions; (If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of the undersigned CanniMed Shareholder, then:

(a)

Aurora will be entitled to all rights and privileges as the holder of any such Distribution and such Distribution shall be received and held by such CanniMed Shareholder for the account of Aurora and shall be promptly remitted and transferred by the CanniMed Shareholder to the Depositary and Information Agent for the account of Aurora, accompanied by appropriate documentation of transfer (in form and substance satisfactory to Aurora); or

(b)

in its sole discretion, Aurora may, in lieu of such remittance or transfer, reduce the amount of the consideration payable to such CanniMed Shareholder under the Offer by deducting from the number of Aurora Shares otherwise issuable by Aurora to the undersigned CanniMed Shareholder pursuant to the Offer a number of Aurora Shares equal in value to the amount or value of such Distribution, as determined by Aurora, in its sole discretion);

8.	represents and warrants that:

(a)

the undersigned owns the Deposited CanniMed Shares and has full power and authority to execute and deliver this Letter of Transmittal or cause the book-entry transfer to be made (as applicable) and to deposit, sell, assign and transfer the Deposited CanniMed Shares (and any associated Distributions);

(b)

the Deposited CanniMed Shares and associated Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited CanniMed Shares or associated Distributions to any other person, other than under the Offer;

(c)	the deposit of the undersigned’s Deposited CanniMed Shares and associated Distributions complies with applicable Laws;

(d)	all information inserted by the undersigned into this Letter of Transmittal is complete, true and accurate;

(e)

when the Deposited CanniMed Shares are taken up and paid for by Aurora in accordance with the terms of the Offer, Aurora will acquire good title thereto (and to any associated Distributions) free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others;

(f)

the undersigned is not acting for the account or benefit of a person from any jurisdiction in which the acceptance of the Offer would not be in compliance with the Laws of such jurisdiction and is not in, or delivering this Letter of Transmittal from, such a jurisdiction;

(g)	the undersigned is, and will immediately prior to the Effective Date be, the legal owner and registered holder of the Deposited CanniMed Shares;

(h)

the undersigned has, and will immediately prior to the Effective Date have, good title to the rights represented by the above mentioned certificate(s) or DRS Statement free and clear of all liens, charges, encumbrances, claims security interests and equities, together with all rights and benefits; and

(i)

the foregoing representations and warranties shall survive the completion of the Offer and the delivery to the Depositary and Information Agent of the Deposited CanniMed Shares and any associated Distributions;

9.

will, upon request, execute any signature guarantees or additional documents, transfers and other assurances as Aurora may reasonably request to complete the sale, assignment and transfer of the Deposited CanniMed Shares (including, as applicable, Distributions) to Aurora;

10.

understands and acknowledges that a physical certificate(s) for Aurora Shares may not be issued to CanniMed Shareholders upon take-up and payment for the Deposited CanniMed Shares; rather, a DRS Statement may be delivered by the Depositary and Information Agent and Aurora Shares will be held in the name of the applicable CanniMed Shareholder and registered electronically in Aurora’s records;

11.

instructs Aurora and the Depositary and Information Agent, following receipt of this Letter of Transmittal (and the certificate(s) or DRS Statement representing the Deposited CanniMed Shares) and the completion of the Offer, to send a DRS Statement representing Aurora Shares issued in exchange for the Deposited CanniMed Shares, by first class mail, postage prepaid, or to hold such DRS Statement representing those Aurora Shares for pick-up, in accordance with the instructions set out below. DRS Statements mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing;

12.

acknowledges that the Depositary and Information Agent will act as the agent of the undersigned for the purposes of receiving a DRS Statement for Aurora Shares from Aurora and receipt thereof by the Depositary and Information Agent will constitute receipt thereof by the undersigned;

13.

acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal (including deemed submission in the case of book-entry transfers) is irrevocable and may be exercised during any subsequent legal incapacity of such CanniMed Shareholder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of such CanniMed Shareholder and all obligations of the CanniMed Shareholder herein will be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such CanniMed Shareholder;

14.

acknowledges that if any Deposited CanniMed Shares are not taken-up and paid for under the Offer for any reason, or if certificates or DRS Statements are submitted for more CanniMed Shares than are tendered, a certificate or certificates for CanniMed Shares that are not taken up and paid for will be returned (or, where applicable, a new DRS Statement will be issued), at Aurora's expense, to the undersigned CanniMed Shareholder following the Expiry Time or the termination of the Offer. Unless otherwise directed in accordance with the instructions set out in Box "B" below, certificates or DRS Statements representing CanniMed Shares not taken-up and paid for will be forwarded to the address of the registered CanniMed Shareholder as shown on the list of CanniMed Shareholders provided to Aurora by the Company;

15.

understands and acknowledges that the undersigned will not receive the Consideration in respect of the Deposited CanniMed Shares until after the Offer is completed, the Deposited CanniMed Shares are taken- up and paid for by Aurora and the certificate(s) or DRS Statement representing the Deposited CanniMed Shares, in proper form for transfer, together with a duly signed Letter of Transmittal (or a manually signed facsimile thereof) is (are) received by the Depositary and Information Agent at one of the addresses set out on the back page of this Letter of Transmittal, together with such additional documents as the Depositary and Information Agent may require, and until such certificate(s) or DRS Statement is (are) processed for payment by the Depositary and Information Agent. It is further understood that under no circumstances will any amount be payable or paid by Aurora or the Depositary and Information Agent by reason of any delay in exchanging any CanniMed Shares or in issuing Aurora Shares to any person on account of CanniMed Shares taken up under the Offer. CanniMed Shareholders who wish to accept the Offer will not be required to pay any fee or commission if they tender their CanniMed Shares directly to the Depositary and Information Agent. See Section 7 of the Offer, "Payment for Deposited CanniMed Shares";

16.

acknowledges that the Offer is not being made to, nor will deposits be accepted from or on behalf of, CanniMed Shareholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the Laws of such jurisdiction;

17.

acknowledges that Aurora and the Depositary and Information Agent may be required to disclose personal information in respect of the undersigned and consents to disclosure of personal information in respect of the undersigned to (i) stock exchanges or securities regulatory authorities, (ii) the Depositary and Information Agent, (iii) any of the parties to the Offer and (iv) legal counsel to any of the parties to the Offer;

18.

warrants that the certificate(s) or DRS Statement described above are enclosed and the CanniMed Shareholder irrevocably deposits the above-mentioned certificates or DRS Statement in exchange for the Consideration to which such holder is entitled pursuant to the Offer; and

19.	transmits the certificate(s) or DRS Statement(s) described above representing the Deposited CanniMed Shares to be dealt with in accordance with this Letter of Transmittal;

This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The CanniMed Shareholder covered by this Letter of Transmittal irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver, and waives objection to the venue of any proceedings in such court or that such court provides an inconvenient forum.

Beneficial Shareholders should contact their intermediary (i.e. broker, investment dealer, trust company, bank or other registered holder) for instructions and assistance in receiving the Consideration for their Shares.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contra attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent,soient rédigés exclusivement en langue anglaise.

PLEASE COMPLETE BOX A, AND IF APPLICABLE, BOX B OR BOX C. SEE INSTRUCTION 5 BELOW.

BOX A	BOX B

ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

To be completed by all CanniMed Shareholders	To be completed ONLY if the Aurora Shares to
which the undersigned is entitled pursuant to the
[ ] Issue Aurora Shares in the name of:	Offer are to be sent to someone other than the
address shown in Box A or Box C is checked
(please print or type)
(please print or type)

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal (or Zip) Code)	(Country and Postal (or Zip) Code)

** The delivery instructions given in
(Email Address)	Box A or Box B
will also be used to return certificate(s) representing
CanniMed Shares if required for any reason. See
Instruction 7.
(Telephone - Business Hours)

(Taxpayer Identification or Social Insurance
Number)

BOX C – SPECIAL PICK-UP INSTRUCTIONS

To be completed ONLY if the Aurora Shares to which the undersigned is entitled pursuant to the Offer are to be picked-up at an office of the Depositary and Information Agent

[ ]	HOLD FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THE CANNIMED SHARES WERE DEPOSITED

BOX D

To be completed by all CanniMed Shareholders by selecting one box below
Indicate whether you are a resident of Canada for tax purposes.
[ ]	The owner signing below represents that it is a resident of Canada for tax purposes;
OR
[ ]	The owner signing below represents that it is NOT a resident of Canada for tax purposes.

BOX E – SIGNATURE GUARANTEE	BOX F - SIGNATURE

Signature guaranteed by
(if required under Instruction 3):	Date:

Authorized Signature of Guarantor	Signature of CanniMed Shareholder or Authorized
Representative - See Instruction 4

Name of Guarantor (please print or type)	Name of CanniMed Shareholder or Authorized
Representative (please print or type)

Address of Guarantor (please print or type)	Taxpayer Identification, Social Insurance Number or
Social Security Number of CanniMed Shareholder
(please print or type)

Area Code and Telephone Number	Name of Authorized Representative, if applicable
(please print or type)

Daytime telephone number of CanniMed Shareholder or
Authorized Representative

Daytime facsimile number of CanniMed Shareholder or
Authorized Representative

Email Address of CanniMed Shareholder or Authorized
Representative

BOX G

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

[ ]	CHECK HERE IF CANNIMED SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND INFORMATION AGENT AND COMPLETE THE FOLLOWING:

(please print or type)

Name of Registered Holder:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if any):

Name of Institution which Guaranteed Delivery:

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)      CanniMed Shareholders should read the accompanying Circular prior to completing this Letter of Transmittal. The terms and conditions of the Offer and Circular are incorporated by reference in this Letter of Transmittal and capitalized terms used but not defined in this Letter of Transmittal have the meanings set out in the Offer and Circular.

(b)      This Letter of Transmittal duly completed and signed (or an originally signed facsimile copy thereof) together with accompanying certificate(s)/DRS Statement(s) representing the Deposited CanniMed Shares and all other required documents must be sent or delivered to the Depositary and Information Agent at the addresses set out on the back of this Letter of Transmittal. In order to receive the Aurora Shares under the Offer for the Deposited CanniMed Shares, it is recommended that the foregoing documents be received by the Depositary and Information Agent at the address set out on the back of this Letter of Transmittal as soon as possible.

(c)      The method used to deliver this Letter of Transmittal and any accompanying certificate(s)/DRS Statement(s) representing Deposited CanniMed Shares and all other required documents is at the option and risk of the CanniMed Shareholder and delivery will be deemed effective only when such documents are actually received. Aurora and the Depositary and Information Agent recommend that the necessary documentation be hand delivered to the Depositary and Information Agent at the address set out on the back of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Holders of CanniMed Shares whose CanniMed Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those CanniMed Shares. Delivery to an office other than to the specified office in this Letter of Transmittal does not constitute delivery for this purpose.

(d)      Aurora reserves the right, if it so elects in its absolute discretion, to instruct the Depositary and Information Agent to waive any defect or irregularity contained in any Letter of Transmittal and/or accompanying documents received by it.

(e)      If the DRS Statement in respect of the Aurora Shares is to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if the DRS Statement in respect of the Aurora Shares is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes in this Letter of Transmittal should be completed (Box A and Box B).

2.	Signatures

This Letter of Transmittal must be completed and signed by the registered holder of CanniMed Shares or by such registered holder’s duly authorized representative (in accordance with Instruction 4 below).

(a)      If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) (if applicable) representing CanniMed Shares, such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) or DRS Statement(s) without any change whatsoever, and the certificate(s) or DRS Statement(s) need not be endorsed. If such deposited certificate(s) or DRS Statement(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b)      If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s)/DRS Statement(s) representing CanniMed Shares and/or the share certificate(s)/DRS Statement(s) representing Aurora Shares are to be issued to a person other than the registered holder(s):

(i)      such deposited certificate(s)/DRS Statement must be endorsed or be accompanied by appropriate share transfer power(s) of attorney duly and properly completed by the registered holder(s); and

(ii)     the signature(s) on such endorsement or share transfer power(s) of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the certificate(s)/ DRS Statement(s) and must be guaranteed as noted in Instruction 3 below.

(c)      If any of the Deposited CanniMed Shares are registered in different names on several certificate(s)/DRS Statement(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Deposited CanniMed Shares.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Deposited CanniMed Shares or if the Aurora Shares are to be issued in a name other than the registered holder(s) of the CanniMed Shares, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary and Information Agent (except that no guarantee is required if the signature is that of an Eligible Institution). An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. (FINRA) or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should indicate such capacity when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Aurora or the Depositary and Information Agent, at their discretion, may require additional evidence of authority or additional documentation.

5.	Delivery Instructions

The Aurora Shares to be issued in exchange for the Deposited CanniMed Shares will be issued in the name of the person indicated in Box A and delivered to the address indicated in Box A (unless another address has been provided in Box B). If any DRS Statement in respect of Aurora Shares is to be held for pick-up at the offices of the Depositary and Information Agent, complete Box C. If neither Box A nor Box B is completed, any Aurora Shares issued in exchange for the Deposited CanniMed Shares will be issued in the name of the registered holder of the Deposited CanniMed Shares and will be mailed to the address of the registered holder of the Deposited CanniMed Shares as it appears on the register of CanniMed Shares. Any DRS Statement mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

6.	Lost Certificates

If a certificate representing CanniMed Shares has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary and Information Agent. The Depositary and Information Agent and/or the registrar and transfer agent for the CanniMed Shares will respond with replacement requirements (which will include an affidavit from the person claiming the loss and/or bonding requirement) that must be satisfied in order for the undersigned to receive payment of the consideration in accordance with the Offer.

7.	Return of Certificates

If the Offer does not proceed for any reason, any certificate(s) representing CanniMed Shares received by the Depositary and Information Agent will be returned to you forthwith in accordance with your delivery instructions in Box “A” or Box “B”.

8.	Direct Registration System

Aurora Shares issuable under the Offer may be issued in the Direct Registration System, or DRS. The DRS is a system that allows you to hold your Aurora Shares in “book-entry” form without having a physical share certificate issued as evidence of ownership. Instead, your Aurora Shares will be held in your name and registered electronically in Aurora’s records, which will be maintained by its transfer agent, Computershare. The Direct Registration System eliminates the need for shareholders to safeguard and store certificates, it avoids the significant cost of a surety bond for the replacement of, and the effort involved in replacing, physical certificate(s) that might be lost, stolen or destroyed and it permits/enables electronic share transactions.

Upon completion of the Offer you may receive an initial DRS Statement acknowledging the number of Aurora Shares you hold in your DRS account. Each time you have any movement of shares into or out of your DRS account, you will be mailed an updated DRS Statement. You may request a statement at any time by contacting Computershare or by accessing your account online at www.computershare.com/investorcentrecanada.

At any time you may request a share certificate for all or a portion of the Aurora Shares held in your DRS account. Simply contact Computershare with your request. A share certificate for the requested number of Aurora Shares will be sent to you by first class mail upon receipt of your instructions, at no cost to you.

For more information about DRS, please contact Computershare at 1-800-564-6253 (toll free within Canada and the U.S.) or 514-982-7555 (outside of Canada and the U.S.) or visit Computershare on-line at www.computershare.com/investorcentrecanada.

9.	Miscellaneous

(a)      If the space on this Letter of Transmittal is insufficient to list all certificate(s)/DRS Statement(s) for CanniMed Shares, additional certificates/DRS Statement(s) for CanniMed Shares may be listed (in the same form as above) on a separate signed list affixed to this Letter of Transmittal.

(b)      If CanniMed Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)      No alternative, conditional or contingent deposits of CanniMed Shares will be accepted and no fractional Aurora Shares will be issued.

(d)      Additional copies of this Letter of Transmittal may be obtained from the Depositary and Information Agent at the office specified on the last page of this Letter of Transmittal.

(e)      Under no circumstances will any amount be paid by Aurora or the Depositary and Information Agent by reason of any delay in exchanging any CanniMed Shares accepted for exchange pursuant to the Offer.

(f)      This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The holder of the CanniMed Shares covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia and the courts of appeal therefrom.

10.	Representations

The representations made by the undersigned CanniMed Shareholder in this Letter of Transmittal will survive the completion of the Offer.

The Depositary and Information Agent is:

Laurel Hill Advisory Group
70 University Avenue, Suite 1440
Toronto, ON M5J 2M4

North American Toll Free Phone:
1-877-452-7184

Collect Outside of North America:
1-416-304-0211

E-mail: assistance@laurelhill.com

By Mail:
PO Box 370, STN Adelaide
Toronto, Ontario
M5C 2J5

By Registered Mail, Hand or Courier:
70 University Avenue, Suite 1440
Toronto, Ontario, M5J 2M4

Facsimile:
1-416-646-2415

Any questions or requests for assistance or additional copies of this Letter of Transmittal and the Offer to
Purchase and Circular may be directed by holders of Common Shares to the Depositary and Information
Agent at the telephone numbers and location set out above. You may also contact your broker or other intermediary for assistance concerning the Offer.